SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549



                                    FORM T-1

              Statement of Eligibility and Qualification Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee


                         U.S. BANK NATIONAL ASSOCIATION
                     F.K.A. FIRST BANK NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)

         United States                            41-0417860
    (State of Incorporation)                   (I.R.S. Employer
                                              Identification No.)


         First Trust Center
         180 East Fifth Street
         St. Paul, Minnesota                          55101
    (Address of Principal Executive Offices)        (Zip Code)



                           ALIANT COMMUNICATIONS INC.
             (Exact name of registrant as specified in its charter)


            Nebraska                              47-0632436
    (State of Incorporation)                   (I.R.S. Employer
                                              Identification No.)


           1440 M Street
         Lincoln, Nebraska                            68508
    (Address of Principal Executive Offices)        (Zip Code)


                                 Debt Securities
                       (Title of the Indenture Securities)

                                     GENERAL

   1. General Information Furnish the following information as to the Trustee.

        (a) Name and address of each examining or supervising authority to which it is subject.
             Comptroller of the Currency
             Washington, D.C.

        (b)  Whether it is authorized to exercise corporate trust powers.
             Yes

   2. AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.
             None

        See Note following Item 16.

        Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

   16. LIST OF EXHIBITS List below all exhibits filed as a part of this statement of eligibility and qualification.

        1.   Copy of Articles of Association. *

        2.   Copy of Certificate of Authority to Commence Business. *

        3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*

        4.   Copy of existing By-Laws. *

        5.   Copy of each Indenture referred to in Item 4.  N/A.

        6. The consents of the Trustee required by Section 321(b) of the act.

        7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority incorporated by reference to File Number 333-26679.

   *  Incorporated by reference to File Number 333-30939

                                      NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.


                                    SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Denver and State of Colorado on the 23rd day of February, 1998.

                            U.S. BANK NATIONAL ASSOCIATION

   [SEAL]
                            /s/ Gretchen L. Middents
                            Gretchen L. Middents
                            Assistant Vice President




   /s/ William W. MacMillan
   William W. MacMillan
   Assistant Secretary

                                    EXHIBIT 6

                                     CONSENT

        In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


   Dated:  February 23, 1998

                            U.S. BANK NATIONAL ASSOCIATION


                            /s/ Gretchen L. Middents
                            Gretchen L. Middents
                            Assistant Vice President